Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Comfort Announces First Quarter 2015 Results
Raises Full-Year 2015 Outlook

•	First quarter net sales increased 27% to an all-time quarterly record of $350 million, with 22% comparable sales growth

•	First quarter EPS increased 74% to an all-time quarterly record of $0.54

•	Full-year outlook raised to $1.35 per share

MINNEAPOLIS - (Apr. 22, 2015) - Select Comfort Corporation (NASDAQ: SCSS) today reported first quarter 2015 results for the period ended Apr. 4, 2015. Net sales increased 27% in the quarter, with 22% comparable sales growth, while earnings per share increased 74% compared to the prior year.

“Continued strong consumer response to the combination of our advertising, benefit-driven products and differentiated retail experience delivered performance ahead of expectations,” said Shelly Ibach, president and CEO of Select Comfort. “Our investments in innovation, technology and distribution are growing the business in a sustainable, profitable manner and creating value for our shareholders.”

First Quarter Statement of Operations Overview

•	Net sales increased 27% to a record $350 million, with comparable sales up 22% and 6 points of growth from net new store additions

•	Gross profit increased 26% to $216 million; gross margin of 61.7% reflected a higher mix of our new FlexFit™ adjustable bases, partially offset by product mix and efficiency gains

•
Operating expenses totaled $172 million, or 49.2% of net sales, a 350 basis point rate improvement versus prior year. The year-over-year increase in expenses included variable expenses related to higher sales, and planned spending increases in G&A and R&D to support growth initiatives

•	Operating income increased 69% to $44 million, or 12.5% of net sales, a 320 basis point rate improvement versus the prior year’s first quarter

•	Earnings per diluted share grew 74% to a record $0.54

Cash Flows and Balance Sheet Review

•	Net cash provided by operating activities was $49 million for the first quarter of 2015, compared with $39 million last year

•	Capital expenditures for the first quarter of 2015 were $18 million

•
Repurchased $20 million, or 0.6 million shares, in the first quarter with $135 million cumulative cash returned to shareholders through repurchases since April 2012 (5.8 million shares at an average cost of $23.40 per share) or 109% of free cash flows

Financial Outlook
The company has increased its full-year 2015 earnings per diluted share outlook to $1.35, compared with the previous outlook of $1.30 per share. The outlook continues to include $11 million (pre-tax), or $0.13 per diluted share, of estimated launch costs related to the company’s ERP (Enterprise Resource Planning) system planned for implementation in the fourth quarter of 2015. The outlook implies earnings per share growth of 24% excluding the impacts of the extra week in 2014 ($0.06 favorable impact to the fourth quarter of 2014 earnings per share) and the estimated 2015 ERP launch costs. The outlook assumes high-single-digit total net sales growth for the balance of the year and a 6% increase in store count in 2015.

Select Comfort Announces First-quarter 2015 Results – Page 2 of 8

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
SLEEP NUMBER, a sleep innovation leader, delivers unparalleled sleep experiences by offering high-quality, innovative sleep products and services. The company is the exclusive designer, manufacturer, marketer, retailer and servicer of a complete line of Sleep Number® beds including our newest addition, the SleepIQ Kids™ bed. Only the Sleep Number bed offers SleepIQ® technology - proprietary sensor technology that works directly with the bed’s DualAir™ system to track and monitor each individual’s sleep. SleepIQ technology communicates how you slept and what adjustments you can make to optimize your sleep and improve your daily life. Sleep Number also offers a full line of exclusive sleep products including FlexFit™ adjustable bases and Sleep Number® pillows, sheets and other bedding products. Consumers also benefit from a unique, value-added retail experience at one of the more than 460 Sleep Number® stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Tim Lynch / Scott Bisang; Joele Frank, Wilkinson Brimmer Katcher; (212) 355-4449

Select Comfort Announces First-quarter 2015 Results – Page 3 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 4, 2015	% of Net Sales	March 29, 2014	% of Net Sales

Net sales	$349,809	100.0%	$276,412	100.0%
Cost of sales	133,976	38.3%	105,029	38.0%
Gross profit	215,833	61.7%	171,383	62.0%

Operating expenses:
Sales and marketing	140,503	40.2%	125,022	45.2%
General and administrative	28,254	8.1%	18,896	6.8%
Research and development	3,351	1.0%	1,663	0.6%
Total operating expenses	172,108	49.2%	145,581	52.7%
Operating income	43,725	12.5%	25,802	9.3%
Other income, net	153	0.0%	102	0.0%
Income before income taxes	43,878	12.5%	25,904	9.4%
Income tax expense	15,079	4.3%	8,912	3.2%
Net income	$28,799	8.2%	$16,992	6.1%

Net income per share – basic	$0.55		$0.31

Net income per share – diluted	$0.54		$0.31

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	52,346		54,113
Dilutive effect of stock-based awards	980		731
Diluted weighted-average shares outstanding	53,326		54,844

Select Comfort Announces First-quarter 2015 Results – Page 4 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited) April 4, 2015	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$46,351	$51,995
Marketable debt securities – current	75,035	69,609
Accounts receivable, net of allowance for doubtful accounts of $732 and $739, respectively	17,886	19,693
Inventories	56,004	53,535
Prepaid expenses	17,670	17,792
Deferred income taxes	8,745	8,786
Other current assets	13,807	11,185
Total current assets	235,498	232,595

Non-current assets:
Marketable debt securities – non-current	40,874	44,441
Property and equipment, net	177,734	165,453
Goodwill and intangible assets, net	15,777	15,986
Deferred income taxes	6,844	3,433
Other assets	15,735	12,279
Total assets	$492,462	$474,187

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$80,170	$84,197
Customer prepayments	26,135	28,726
Accrued sales returns	15,165	15,262
Compensation and benefits	23,941	33,066
Taxes and withholding	24,785	10,207
Other current liabilities	16,128	15,594
Total current liabilities	186,324	187,052

Non-current liabilities:
Warranty liabilities	3,360	2,722
Other long-term liabilities	32,524	27,506
Total non-current liabilities	35,884	30,228
Total liabilities	222,208	217,280

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 52,299 and 52,798 shares issued and outstanding, respectively	523	528
Additional paid-in capital	—	—
Retained earnings	269,693	256,413
Accumulated other comprehensive income (loss)	38	(34)
Total shareholders’ equity	270,254	256,907
Total liabilities and shareholders’ equity	$492,462	$474,187

Select Comfort Announces First-quarter 2015 Results – Page 5 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Three Months Ended
	April 4, 2015	March 29, 2014
Cash flows from operating activities:
Net income	$28,799	$16,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,783	9,176
Stock-based compensation	2,782	(108)
Net loss (gain) on disposals and impairments of assets	177	(2)
Excess tax benefits from stock-based compensation	(858)	(19)
Deferred income taxes	(3,415)	(1,450)
Changes in operating assets and liabilities:
Accounts receivable	1,780	(552)
Inventories	(2,469)	(4,438)
Income taxes	15,453	3,795
Prepaid expenses and other assets	(1,661)	1,030
Accounts payable	7,458	3,600
Customer prepayments	(2,591)	4,785
Accrued compensation and benefits	(8,977)	4,080
Other taxes and withholding	(58)	36
Warranty liabilities	900	185
Other accruals and liabilities	761	1,754
Net cash provided by operating activities	48,864	38,864

Cash flows from investing activities:
Purchases of property and equipment	(17,796)	(16,660)
Proceeds from sales of property and equipment	33	5
Investments in marketable debt securities	(18,195)	(13,623)
Proceeds from maturities of marketable debt securities	16,244	10,000
Increase in restricted cash	—	(500)
Net cash used in investing activities	(19,714)	(20,778)

Cash flows from financing activities:
Net decrease in short-term borrowings	(16,530)	(6,094)
Repurchases of common stock	(20,475)	(10,236)
Proceeds from issuance of common stock	1,353	411
Excess tax benefits from stock-based compensation	858	19
Net cash used in financing activities	(34,794)	(15,900)
Net (decrease) increase in cash and cash equivalents	(5,644)	2,186
Cash and cash equivalents, at beginning of period	51,995	58,223
Cash and cash equivalents, at end of period	$46,351	$60,409

Select Comfort Announces First-quarter 2015 Results – Page 6 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Percent of sales:
Retail	91.6%	89.7%
Direct and E-Commerce	5.9%	6.4%
Wholesale/other	2.5%	3.9%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	22%	2%
Direct and E-Commerce	17%	2%
Company-Controlled comparable sales change	22%	2%
Net opened/closed stores	6%	7%
Total Company-Controlled Channel	28%	9%
Wholesale/other	(19%)	(21%)
Total	27%	7%

Stores open:
Beginning of period	463	440
Opened	8	17
Closed	(8)	(14)
End of period	463	443

Other metrics:
Average sales per store ($ in 000's) [1,3]	$2,424	$2,120
Average sales per square foot [1,3]	$1,038	$1,042
Stores > $1 million net sales [1,3]	99%	97%
Stores > $2 million net sales [1,3]	63%	47%
Average revenue per mattress unit [2]	$3,923	$3,373

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.
[3] Fiscal 2014 included 53 weeks, as compared to 52 weeks in fiscal 2015 and 2013. The additional week in 2014 was in the fiscal fourth quarter. Company-Controlled comparable sales metrics have been adjusted to remove the estimated impact of the additional week on those metrics.

Select Comfort Announces First-quarter 2015 Results – Page 7 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	April 4, 2015	March 29, 2014	April 4, 2015	March 29, 2014
Net income	$28,799	$16,992	$79,781	$53,602
Income tax expense	15,079	8,912	40,301	27,995
Interest expense	10	10	53	47
Depreciation and amortization	10,544	8,885	40,426	32,151
Stock-based compensation	2,782	(108)	9,688	3,692
Asset impairments	209	3	703	100
Adjusted EBITDA	$57,423	$34,694	$170,952	$117,587

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	April 4, 2015	March 29, 2014	April 4, 2015	March 29, 2014
Net cash provided by operating activities	$48,864	$38,864	$154,468	$81,947
Subtract: Purchases of property and equipment	17,796	16,660	77,730	79,162
Free cash flow	$31,068	$22,204	$76,738	$2,785

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces First-quarter 2015 Results – Page 8 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure that we use which quantifies the return we earn on our invested capital. We compute ROIC as outlined below. Management believes ROIC is a useful metric for investors and financial analysts. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	April 4, 2015	March 29, 2014
Net operating profit after taxes (NOPAT)
Operating income	$119,669	$81,263
Add: Rent expense [1]	59,592	51,418
Add: Interest income	466	383
Less: Depreciation on capitalized operating leases [2]	(14,761)	(13,248)
Less: Income taxes [3]	(55,697)	(40,963)
NOPAT	$109,269	$78,853

Average invested capital
Total equity	$270,254	$232,123
Less: Cash greater than target [4]	(36,125)	(22,848)
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	476,736	411,344
Total invested capital at end of period	$710,865	$620,619
Average invested capital [7]	$661,708	$580,352
Return on invested capital (ROIC) [8]	16.5%	13.6%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 33.8% and 34.2% for 2015 and 2014, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations.The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.